Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 33-14190 of our report dated June 22, 2007 relating to the financial statements and financial highlights of Merrill Lynch Funds for Institution Series, consisting of Merrill Lynch Premier Institutional Fund, Merrill Lynch Institutional Fund, Merrill Lynch Government Fund, Merrill Lynch Treasury Fund, and Merrill Lynch Institutional Tax-Exempt Fund (each a separate series of Merrill Lynch Funds for Institutions Series), appearing in the Annual Report on Form N-CSR for the year ended April 30, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 27, 2007